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EXHIBIT 99.1


          BAYOU CITY EXPLORATION ANNOUNCES EXTENSION OF WARRANTS ISSUED
                    IN A PREVIOUS PRIVATE PLACEMENT OFFERING


Houston, TX, July 17, 2006 - Bayou City Exploration, Inc., ("the Company"), (OTCBB: BYCX) issued warrants ("the Warrants') to purchase 13,750,000 shares of its common stock at $0.50 per share in connection with its private placement under Regulation S on December 31, 2004. Through June 30, 2006, 1,900,000 of the Warrants have been exercised. By unanimous consent resolution effective June 30, 2006, the Company extended the expiration date of the Warrants to October 31, 2006. All other provisions of the Warrants remain in effect. The board of directors of the Company decided to extend the expiration date of such Warrants in order to raise additional capital for the Company's developing exploration programs in East Texas, South Texas, the Gulf Coast of Texas and Louisiana.

Bayou City Exploration, Inc. is an oil and gas exploration and production company with its principal properties located onshore Texas. Certain statements in this news release regarding future expectations may be regarded as "forward-looking statements".


Contact:
Morris Hewitt
President/CEO
832-358-3900
http://www.bcexploration.com
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